Exhibit 99.1

LeMaitre Q3 2023 Financial Results

BURLINGTON, MA, November 1, 2023 - LeMaitre (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q3 2023 results, announced a $0.14/share quarterly dividend and provided guidance.

Q3 2023 Financial Results

●	Sales $47.4mm, +21% (+16% organic) vs. Q3 2022
●	Gross margin 65.0%, +80 bps
●	Op. income $9.2mm, +49%
●	Op. margin 19%
●	Net income $7.5mm, +38%
●	Earnings per diluted share $0.33, +36%
●	Cash up $6.8mm to $97.0mm

Bovine patches (+22%), valvulotomes (+27%), bovine grafts (+15%) and carotid shunts (+24%) drove Q3 sales. APAC sales increased 30%, EMEA 24% and the Americas 20%.

The gross margin increased to 65.0% in Q3 (vs. 64.2% in Q3 2022) driven largely by price increases.

Operating income of $9.2mm was up 49% vs. Q3 2022. Operating expenses grew 14% year-over-year due to sales rep growth (118 to 136) and higher commissions, as well as CE-related regulatory costs.

George LeMaitre, Chairman and CEO, said “21% sales growth in Q3 and 49% op. income growth resulted from price increases, restrained op. expenses and a return-to-hospital by patients and staff. Our profitability and $97.0mm cash-on-hand provide safety and strategic optionality.”

Business Outlook

	Q4 2023 Guidance	Full Year 2023 Guidance
Sales	$48.0mm - $50.0mm (Mid: $49.0mm, +20%, +16% Org.)	$192.6mm - $194.6mm (Mid: $193.6mm, +20%, +17% Org.)
Gross Margin	65.0%	64.9%
Op. Inc.	$9.4mm - $10.7mm (Mid: $10.0mm, +44%)	$35.9mm - $37.2mm (Mid $36.5mm, +36%)
Op. Inc. Ex-Special*	-	$36.4mm - $37.7mm (Mid $37.0mm, +24%)
EPS	$0.34 - $0.38 (Mid: $0.36, +43%)	$1.30 - $1.35 (Mid: $1.33, +42%)
EPS Ex-Special*	-	$1.32 - $1.36 (Mid: $1.34, +26%)

*Special charges are related to the St. Etienne factory closure.

Quarterly Dividend

On October 24, 2023, the Company's Board of Directors approved a quarterly dividend of $0.14/share of common stock. The dividend will be paid on November 30, 2023 to shareholders of record on November 16, 2023.

Share Repurchase Program

On February 21, 2023, the Company's Board of Directors authorized the repurchase of up to $25.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 21, 2024, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company's website at www.lemaitre.com/investor. Access to the live call is available by registering online here. All registrants will receive dial-in information and a PIN allowing them to access the live call. The audio webcast can also be accessed live or via replay through a webcast at http://www.lemaitre.com/investor. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre

LeMaitre is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre is a registered trademark of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre management believes that in order to better understand the Company's short- and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events, including EBITDA. This press release also provides guidance for operating income and EPS excluding the special charge relating to the closure of our St. Etienne factory and revenue related the Aziyo distribution agreement. The Company refers to the calculation of non-GAAP sales growth percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and the aforementioned non-GAAP profitability measures to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, factory closures, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that the presentation of guidance described above for operating income and EPS provides an alternative and meaningful view of the Company’s profitability.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the status of our global regulatory approvals and compliance with regulatory requirements to market and sell our products both in the U.S. and outside of the U.S.; the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; the risk that we may not be able to maintain our recent levels of profitability; the risk that the Company may not realize the anticipated benefits of its strategic activities; risks related to the integration of acquisition targets; the acceleration or deceleration of product growth rates; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT:

J.J. Pellegrino, CFO, LeMaitre
781-425-1691
jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	September 30, 2023	December 31, 2022
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$18,051	$19,134
Short-term marketable securities	78,967	63,557
Accounts receivable, net	23,882	22,040
Inventory and other deferred costs	56,187	50,271
Prepaid expenses and other current assets	5,097	6,731
Total current assets	182,184	161,733

Property and equipment, net	21,357	17,901
Right-of-use leased assets	15,850	15,634
Goodwill	65,945	65,945
Other intangibles, net	43,199	46,527
Deferred tax assets	2,325	1,745
Other assets	3,152	991

Total assets	$334,012	$310,476

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$4,371	$2,903
Accrued expenses	21,788	19,967
Acquisition-related obligations	121	573
Lease liabilities - short-term	2,749	1,886
Total current liabilities	29,029	25,329

Lease liabilities - long-term	14,132	14,710
Deferred tax liabilities	69	69
Other long-term liabilities	2,145	2,167
Total liabilities	45,375	42,275

Stockholders' equity
Common stock	239	237
Additional paid-in capital	198,254	189,268
Retained earnings	110,081	97,773
Accumulated other comprehensive loss	(6,705)	(6,031)
Treasury stock	(13,232)	(13,046)
Total stockholders' equity	288,637	268,201

Total liabilities and stockholders' equity	$334,012	$310,476

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the nine months ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Net sales	$47,411	$39,028	$144,601	$120,697
Cost of sales	16,596	13,958	50,817	41,855

Gross profit	30,815	25,070	93,784	78,842

Operating expenses:
Sales and marketing	9,673	8,229	30,786	24,321
General and administrative	7,738	7,229	23,392	21,812
Research and development	4,224	3,462	12,615	9,740
Restructuring	-	-	485	3,107
Total operating expenses	21,635	18,920	67,278	58,980

Income from operations	9,180	6,150	26,506	19,862

Other income (expense):
Interest income	835	264	2,085	539
Foreign currency gain (loss)	(189)	(266)	(429)	(709)

Income before income taxes	9,826	6,148	28,162	19,692

Provision for income taxes	2,324	692	6,522	4,683

Net income	$7,502	$5,456	$21,640	$15,009

Earnings per share of common stock
Basic	$0.34	$0.25	$0.97	$0.68
Diluted	$0.33	$0.25	$0.97	$0.68

Weighted - average shares outstanding:
Basic	22,263	21,984	22,196	21,959
Diluted	22,481	22,217	22,411	22,149

Cash dividends declared per common share	$0.140	$0.125	$0.420	$0.375

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the nine months ended
	September 30, 2023		September 30, 2022		September 30, 2023		September 30, 2022
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$31,863	67%	$26,627	68%	$97,496	67%	$82,024	68%
Europe, Middle East and Africa	12,322	26%	9,922	25%	38,179	26%	31,165	26%
Asia Pacific	3,226	7%	2,479	7%	8,926	7%	7,508	6%
Total Net Sales	$47,411	100%	$39,028	100%	$144,601	100%	$120,697	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

	For the three months ended		For the nine months ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$7,502	$5,456	$21,640	$15,009
Interest (income) expense, net	(835)	(264)	(2,085)	(539)
Amortization and depreciation expense	2,395	2,328	7,072	7,145
Provision for income taxes	2,324	692	6,522	4,683

EBITDA	$11,386	$8,212	$33,149	$26,298

EBITDA percentage increase		39%		26%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended September 30, 2023
Net sales as reported	$47,411
Net distribution sales	(1,341)
Impact of currency exchange rate fluctuations	(728)
Adjusted net sales		$45,342

For the three months ended September 30, 2022
Net sales as reported	$39,028
Adjusted net sales		$39,028

Adjusted net sales increase for the three months ended September 30, 2023		$6,314	16%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the three months ending December 31, 2023
Net sales per guidance (midpoint)	$49,000
Net distribution sales	(1,341)
Impact of currency exchange rate fluctuations	(333)
Adjusted projected net sales		$47,326

For the three months ended December 31, 2022
Net sales as reported	$40,954
Adjusted net sales		$40,954

Adjusted projected net sales increase for the three months ending December 31, 2023		$6,372	16%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the year ending December 31, 2023
Net sales per guidance (midpoint)	$193,601
Net distribution sales	(3,915)
Impact of currency exchange rate fluctuations	3
Adjusted projected net sales		$189,689

For the year ended December 31, 2022
Net sales as reported	$161,651
Adjusted net sales		$161,651

Adjusted projected net sales increase for the year ending December 31, 2023		$28,038	17%

Reconciliation between GAAP and Non-GAAP projected operating income:
For the year ending December 31, 2023
Operating income per guidance (midpoint)	$36,506
Impact of special charge	485
Adjusted projected operating income		$36,991

For the year ended December 31, 2022
Operating income as reported	$26,829
Impact of special charge	3,107
Adjusted operating income		$29,936

Adjusted projected operating income increase for the year ending December 31, 2023		$7,055	24%

Reconciliation between GAAP and Non-GAAP projected EPS:
For the year ending December 31, 2023
EPS per guidance (midpoint)	$1.33
Impact of special charge, including tax	0.01
Adjusted EPS		$1.34

For the year ended December 31, 2022
EPS as reported	$0.93
Impact of special charge, including tax	0.13
Adjusted EPS		$1.06

Adjusted projected EPS increase for the year ending December 31, 2023		$0.28	26%